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                                                               EFFECTIVE 9/26/96

                                     BYLAWS
                                       OF

                              HANOVER DIRECT, INC.
                            (A DELAWARE CORPORATION)



                                    ARTICLE I
                                  STOCKHOLDERS

         1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation or by agents designated by the Board of Directors, certifying the number of shares owned by him in the corporation and setting forth any additional statements that may be required by the General Corporation Law of Delaware. If any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk or by a registrar other than the corporation, a facsimile of the signature of any such officers or agents designated by the Board may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the corporation.

         Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of special stock, the certificates representing shares of any such class or series or of any such special stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

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         2. FRACTIONAL SHARE INTERESTS. The corporation shall not be obliged to but may execute and deliver a certificate for or including a fraction of a share. In lieu of executing and delivering a certificate for a fraction of a share, the corporation may (i) pay to any person otherwise entitled to become a holder of a fraction of a share an amount in cash specified for such purpose as the value thereof in the resolution of the Board of Directors, or other instrument pursuant to which such fractional share would otherwise be issued, or, if not specified therein, then as may be determined for such purpose by the Board of Directors of the issuing corporation or (ii) execute and deliver registered or bearer scrip over the manual or facsimile signature of an officer of the corporation or of its agent for that purpose, exchangeable as therein provided for full share certificates, but such scrip shall not entitle the holder to any rights as a stockholder except as therein provided. Such scrip may provide that it shall become void unless the rights of the holders are exercised within a specified period and may contain any other provisions or conditions that the corporation shall deem advisable. Whenever any such scrip shall cease to be exchangeable for full share certificates, the shares that would otherwise have been issuable as therein provided shall be deemed to be treasury shares unless the scrip shall contain other provisions for their disposition.

         3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, of by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon. The Board of Directors shall have power and authority to make all such rules and regulations as they deem expedient concerning the issue, transfer, and registration of certificates of stock, and may appoint a transfer agent and a registrar, and may require all stock certificates to bear the signature of such transfer agent and of such registrar.

         4. TREASURY STOCK. The Chairman or Vice-Chairman of the Board of Directors, if any, or President or a Vice-President or Treasurer or an Assistant Treasurer or Secretary or an Assistant Secretary of the corporation is authorized and hereby is directed to assign, sell, purchase, or transfer shares of the common stock of the corporation for the purpose of effecting stock-for-stock transactions in accordance with the provisions of any Stock Option Plan which may be in effect from time to time.

         5. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty

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days prior to any other action, provided, however, that in the case of the payment of any dividend, the record date fixing the stockholders entitled to payment thereof shall be at least ten days after the date on which such dividend is declared by the Board of Directors. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose, other than the payment of dividends, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         6. BENEFICIAL OWNERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         7. MEETING OF CERTAIN TERMS. As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and such reference is also intended to include any outstanding share or shares of stock of any class and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that, except as provided by the General Corporation Law, no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.

         8.  STOCKHOLDER MEETINGS.

         (a) TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual

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meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the Board of Directors.

         (b) PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the principle office of the corporation in the State of Delaware.

         (c) CALL. Annual meetings and special meetings may be called by the directors or by any officer designated by the directors to call the meeting.

         (d) NOTICE OR WAIVER OF NOTICE. Notice of all meetings shall be in writing and signed by the President or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place where, it is to be held. A copy of such notice shall be either delivered personally to, or shall be mailed postage prepaid to, each stockholder not less than ten or more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation. Any stockholder may waive notice of any meeting by a writing signed by him or his duly authorized attorney, either before or after the meeting; and whenever notice of any kind is required to be given under the provisions of the General Corporation Law, a waiver thereof in writing and duly signed, whether before or after the time of such required notice, shall be deemed equivalent thereto.

         (e) STOCKHOLDER LIST The officer who has charge of the stock ledger of the corporation shall prepare and make or cause to be prepared and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, any may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

         (f) CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting; the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the

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stockholders. The Secretary of the corporation, or in his absence an Assistant
Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

         (g) PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy appointed by an instrument in writing in all matters in which a stockholder is entitled to participate, whether by voting or by participating at a meeting, or by expressing consent or dissent without a meeting. Every proxy must be executed by the stockholder or by his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date of its execution, unless it specifies therein a longer period.

         (h) INSPECTORS. The Board of Directors, in advance of any meeting of stockholders shall appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report thereof. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by the person presiding at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (i) determine the number of shares of stock outstanding and the voting power of each; (ii) determine the shares of stock represented at the meeting and validity of proxies and ballots;
(iii) shall count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

         (i) QUORUM. The holders of a majority of the outstanding shares of stock or of the voting power, as the case may be, shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a greater proportion. The stockholders present may adjourn the meeting despite the absence of a quorum.

         (j) VOTING. Each share of stock shall entitle the holder thereof to one vote except where the General Corporation Law, the Certificate of Incorporation, or the Bylaws prescribe a different exercise of voting power. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law, the Certificate of Incorporation, or the Bylaws prescribe a different percentage of votes. In the election of directors, voting need not be by ballot; and, except as otherwise may be provided by the General Corporation Law, voting by ballot shall not be required for any other action.

         9. STOCKHOLDER ACTION WITHOUT MEETINGS. Any action, except the election of directors and except as may otherwise be provided by the General Corporation Law, which may be taken by the vote of stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided that, if any greater proportion of voting power is required for such action at a meeting,

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then such greater proportion of written consents shall be required. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

                                   ARTICLE II
                                    DIRECTORS

         1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof for services in any capacity. The use of the phrase "whole Board" herein refers to the total number of directors which the corporation would have if there were no vacancies, as determined by the Board of Directors.

         2. QUALIFICATIONS. Each director must be least 18 years of age. At least one director must be a citizen of the United States. A director need not be a stockholder or a resident of the State of Delaware.

         Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation at the meeting who complies with the notice procedures set forth in this Article II, Section 2.

         Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation at least 75 days before initiation of solicitation to the stockholders for election in the event of an election other than at an annual meeting and at least 75 days before the corresponding date that was the record date of the previous year's annual meeting of stockholders in the event of an election at an annual meeting. Any such notification pursuant to this paragraph shall be effective and such person shall be eligible to be elected or to serve only if the notification contains all information required under Regulation S-K and the Rules, each promulgated under the Securities Exchange Act of 1934, as amended. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Article II, Section 2. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribe by the Bylaws; and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         3. NUMBER, ELECTION, AND TERM. The Board of Directors shall consist of eleven directors. A director shall hold office until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, any other vacancy occurring in the Board of Directors may be filled by a

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majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         4. MEETINGS.

         (a) TIME. Meetings shall be held at such time as the Board shall fix.

         (b) PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

         (c) CALL. No call shall be required for regular meetings for which time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or a majority of the directors in office.

         (d) NOTICE OF ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice, if any, need not be given to a director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written notice.

         (e) QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as the Articles of Incorporation or the Bylaws may otherwise provide, and except as otherwise provided by the General Corporation Law, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and the Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or which govern actions of disinterested directors.

         Members of the Board or of any committee which may be designated by the Board may participate in a meeting of the Board or of any such committee, as the case may be, by means of a conference telephone network or a similar communications method by which all persons

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participating in the meeting hear each other. Participation in a meeting by said means shall constitute presence in person at any such meeting. Each person participating in a meeting by such means shall sign the minutes thereof.

         (f) CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the holders of at least two thirds of the outstanding stock of the corporation entitled to vote at an election of directors. One or more of the directors may be removed for cause by the Board of Directors.

         6. COMMITTEES. There shall be a Nominating Committee which shall consist of four members. The Board of Directors may, in addition, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation and each committee to have such authority as the Board shall determine. Any such committee, to the extent provided in the resolution or resolutions of the Board and as limited by General Corporation Law, shall have and may exercise the powers and authority of the Board of Directors in the management of the business except that no such committee shall have authority as to the following matters:

         (a) The submission to shareholders of any action that needs shareholders' approval under the General Corporation Law, the Articles of Incorporation, or the Bylaws.

         (b) The filling of vacancies in the Board of Directors or in any committee.

         (c) The fixing of compensation of the directors for serving on the Board or on any committee.

         (d) The amendment or repeal of the Bylaws, or the adoption of new
Bylaws.

         (e) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

         7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or committee, as the case may be.




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                                   ARTICLE III
                                    OFFICERS

         1. The corporation shall have a President, a Secretary, a Treasurer, a Resident Agent, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, one or more Executive Vice-Presidents, one or more Senior Vice-Presidents, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, agents, and factors with such titles as the resolutions choosing them shall designate. Each of any such officers, agents, and factors shall be elected by a majority vote of the Board of Directors or in the manner determined by the Board of Directors.

         2. QUALIFICATIONS. Except as may otherwise be provided in the resolution choosing him, no officer other than the Chairman of the Board, if any, and the Vice-Chairman of the Board, if any, need be a director. Any two or more offices may be held by the same person, as the directors may determine.

         3. TERM OF OFFICE. (a) Unless otherwise provided in the resolution choosing him, each officer, except the Resident Agent, shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual of stockholders and until his successors shall have been chosen and qualified. The Resident Agent shall serve until his or its successor shall have been chosen and qualified.

         (b) Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board.

         (c) Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board. In case of any vacancy in the position of Chairman of the Board, if any, President, any Executive Vice-President, if any, any Senior Vice President, if any, any Vice-President, Secretary, or Treasurer, there shall be no automatic succession but such vacancy shall be filled by the Board of Directors.

         4. DUTIES AND AUTHORITY. (a) All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

         (b) The Treasurer shall give bond with corporate surety, in an amount fixed by the Board of Directors. The President shall preside at all meetings of the officers and shall exercise such general executive powers as are usually incident to such office.



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                                   ARTICLE IV
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         1. INDEMNIFICATION. Except as prohibited by General Corporation Law, every director and officer of the corporation shall be entitled as a matter of right to be indemnified by the corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee, fiduciary or other representative of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "action"); provided, however, that no such right of indemnification shall exist with respect to an action brought by a director or officer against the corporation other than in a suit for indemnification as provided hereunder. Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law. As used herein, "expense" shall include, among other things, fees and expenses of counsel selected by such person, and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

         2. INSURANCE; OTHER FUNDING. The corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article IV. The corporation may make other financial arrangements, which may include, among other things, a trust fund, program of self-insurance, grant of a security interest or other lien on any assets of the corporation, or establishment of a letter of credit, guaranty, or surety to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

         3. NON-EXCLUSIVE; NATURE AND EXTENT OF RIGHTS. The right of indemnification provided for herein (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, the Articles of Incorporation, vote of stockholders or directors, or otherwise, (ii) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (iii) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were designated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder, and (iv) shall be applicable to actions, suits, or proceedings commenced after the adoption of this Bylaw, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be

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amended, modified, or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

                                    ARTICLE V
                                CHECKS AND NOTES

         1. All checks, drafts and orders for the payment of money shall be signed by the President or Treasurer or such officer as may be designated by the Board of Directors, and such signature may be affixed by facsimile signature except that any disbursement in an amount of $5,000.00 or more must be countersigned manually by another designated officer.

         2. All promissory notes of the corporation and acceptances must be authorized by the Board of Directors and signed by the President and Treasurer.

                                   ARTICLE VI
                              FISCAL YEAR, WORKING
                              CAPITAL AND DIVIDENDS

         1. The fiscal year of the corporation shall consist of a fifty-two or fifty-three week period beginning on the first Sunday after the last Saturday of each calendar year and ending on the last Saturday of each calendar year, unless otherwise changed by the Board of Directors.

         2. The Board of Directors shall have power to fix a sum, which may be set aside or reserved, over and above the corporation's capital paid-in, as working capital for the corporation, and from time to time they may increase, diminish, and vary same in their absolute judgment and discretion.

         3. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE VII
                             CORPORATE SEAL OR STAMP

         The corporate seal or stamp shall be in such form as the Board of Directors may prescribe.


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                                  ARTICLE VIII
                     PRINCIPAL OFFICE-RESIDENT AGENT-RECORDS

         The location of the initial principal office of the corporation in the State of Delaware is set forth in the original Articles of Incorporation of the corporation; and the name of the initial resident agent of the corporation in charge of said principal office is The Corporation Trust Company.

         The corporation shall maintain at said principal office a copy of its Articles of Incorporation and all amendments thereto, and a copy of the Bylaws and all amendments thereto, as certified by the Secretary of the corporation. The corporation shall also keep at said principal office a stock ledger or a duplicate stock ledger revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively, or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

                                   ARTICLE IX
                               CONTROL OVER BYLAWS

         The Bylaws may be amended or repealed, and new Bylaws may be adopted,
(1) by vote of the holders of shares representing at least 75% of the votes entitled to be cast at any annual meeting of stockholders, or at any special meeting of the stockholders called for that purpose, or (2) by a majority vote of the Board of Directors. Any Bylaw adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon as herein provided, but a Bylaw adopted by the stockholders may provide that such Bylaws shall not be subject to amendment or repeal by the Board. If any Bylaw regulating an impending election of directors is adopted, amended, or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the Bylaw so adopted, amended, or repealed, together with a concise statement of the changed made.




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